UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2013

MeetMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 2, 2013, the Board of Directors of MeetMe, Inc. (the “Company”) approved a form of indemnification agreement and authorized the Company’s entry into such indemnification agreements on an ongoing basis with the directors and certain officers of the Company. A copy of the form of indemnification agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The following description is qualified in its entirety by reference to the form of indemnification agreement.

Subject to certain exceptions, the Company’s indemnification agreement provides for indemnification of an indemnitee to the maximum extent permitted under the laws of the State of Delaware in effect as of the date of the indemnification agreement. Such indemnification is against any and all losses incurred by the indemnitee, if the indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any claim arising out of an event or occurrence related to the fact that indemnitee is or was a director and/or officer of the Company or is or was serving at the request of the Company as a director, officer or employee, or by reason of an action or inaction by indemnitee in any such capacity, including, without limitation, for claims brought by or in the right of the Company, claims brought by third parties, and claims in which the indemnitee is solely a witness. The Company’s indemnification agreement also provides for advancement of expenses incurred by an indemnitee in connection with an indemnifiable claim, subject to the Company’s receipt of a written undertaking requiring reimbursement in certain circumstances. In addition, the Company’s indemnification agreement governs various procedural matters related to indemnification.

The rights of an indemnitee under an indemnification agreement with the Company are in addition to any other rights under the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, as they may be amended from time to time, and the laws of the State of Delaware.

On December 2, 2013, the Company entered into a letter agreement with John Abbott (the “Letter Agreement”), the Company’s former Chief Executive Officer and current Chairman of the Board of Directors, with respect to Mr. Abbott’s Employment Agreement dated as of October 25, 2007, as amended (the “Employment Agreement”). The Letter Agreement changes the date upon which the Company must pay Mr. Abbott severance due under the Employment Agreement from December 2, 2013 to on or before December 31, 2013.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEETME, INC.
Date: December 6, 2013	By: /s/ Geoffrey Cook
Name: Geoffrey Cook Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Indemnification Agreement